Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-217474) pertaining to the FDO Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan and the Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan of our report dated March 5, 2018, with respect to the consolidated financial statements of Floor & Decor Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 28, 2017.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 5, 2018